Exhibit 99.1

Investor Relations contact:
Contact: Chris Natali
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

Gymboree Reports Increased Sales and Adjusted EBITDA in the Fourth Quarter of Fiscal 2014

Fourth Quarter Comparable Sales Increased 5%

San Francisco, Calif., April 23, 2015 – The Gymboree Corporation (the "Company") today reported consolidated financial results for the fourth quarter and fiscal year ended January 31, 2015.

Fourth Quarter Highlights include:

•	Net sales of $375.6 million, increased 7% from the fourth quarter of fiscal 2013,

•	Comparable sales (including online sales) increase of 5% with increases in all brands,

•	Adjusted gross profit margin of 37.2%, an increase of approximately 110 basis points versus last year, and

•	Adjusted EBITDA of $32.3 million increased 29.1% from the fourth quarter last year.

“We’re very pleased with the progress we made in the fourth quarter across our businesses, particularly in Janie and Jack and Crazy 8,” said Mark Breitbard, Chief Executive Officer. “Gymboree brand continues to be our primary focus and we believe we have the right initiatives and strategies in place to achieve our 2015 plans.”

Fiscal 2014 Fourth Quarter Results (13 weeks ended January 31, 2015 versus 13 weeks ended February 1, 2014)

•	Net sales were $375.6 million, compared to $351.0 million in the fourth quarter of fiscal 2013, an increase of 7%.

•	Comparable sales (including online sales) increased 5% compared to the fourth quarter of fiscal 2013.

•	Gross profit was $137.9 million, or 36.7% of net sales, compared to $124.5 million, or 35.5% of net sales for the fourth quarter of fiscal 2013.

•	Adjusted gross profit was $139.7 million, or 37.2% of net sales, compared to $126.6 million, or 36.1% of net sales, for the fourth quarter of fiscal 2013.

•	SG&A expense was $125.2 million, or 33.3% of net sales, compared to $126.6 million, or 36.1% of net sales in the fourth quarter of fiscal 2013.

•	Adjusted SG&A expense was $123.1 million, or 32.8% of net sales, compared to $122.6 million, or 34.9% of net sales in the fourth quarter of fiscal 2013.

•	Adjusted EBITDA, defined as net loss attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization, adjusted for other items as described below, was $32.3 million compared to $25.0 million for the fourth quarter of fiscal 2013.

•	Net loss attributable to The Gymboree Corporation for the quarter was $7.4 million compared to $167.2 million for the same period last year. The Company recorded a $157.2 million non-cash goodwill and intangible asset impairment charge in the fourth quarter of fiscal 2013.

Fiscal Year 2014 (52 weeks ended January 31, 2015 versus 52 weeks ended February 1, 2014)

•	Net sales were $1.23 billion compared to $1.24 billion in fiscal year 2013.

•	Comparable sales (including online sales) decreased 3% compared to fiscal 2013.

•	Gross profit was $468.5 million, or 38.1% of net sales, compared to $476.0 million, or 38.2% of net sales for fiscal 2013.

•	Adjusted gross profit was $475.8 million, or 38.7% of net sales, compared to $485.8 million, or 39.0% of net sales in fiscal 2013.

•	SG&A expense was $448.4 million, or 36.5% of net sales, compared to $443.9 million, or 35.7% of net sales in the prior year. SG&A expense in fiscal 2014 included a $6.0 million asset impairment charge related to underperforming stores. SG&A expense in fiscal 2013 included a $7.6 million asset impairment charge related to underperforming stores and a $3.1 million asset impairment charge related to abandonment of assets.

•	Adjusted SG&A expense was $441.2 million, or 35.9% of net sales, compared to $430.6 million, or 34.6% of net sales in fiscal 2013.

•	Adjusted EBITDA totaled $93.7 million, compared to $119.7 million for fiscal 2013.

•	Net loss attributable to The Gymboree Corporation for fiscal year 2014 was $574.1 million compared to $203.0 million for the same period last year. The Company recorded a $591.4 million non-cash goodwill and intangible asset impairment charge in the third quarter of fiscal 2014. The Company recorded a $157.2 million non-cash goodwill and intangible asset impairment charge in the fourth quarter of fiscal 2013.

Adjusted EBITDA, Adjusted gross profit and Adjusted SG&A expense are not financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a description of Adjusted EBITDA and a reconciliation of these measures to GAAP measures, see "Non-GAAP Financial Measures" below and Exhibit D of this press release.

Balance Sheet and Other Highlights

•	There were $33.0 million in borrowings outstanding under the Company's $225 million asset-backed loan facility and approximately $103.3 million of undrawn availability after deducting letters of credit and outstanding borrowings at the end of the fourth quarter of fiscal 2014.

•	Capital expenditures were $32.0 million during fiscal 2014.

•	Inventory balances at the end of fiscal 2014 were $198.3 million compared to $175.5 million at the end of fiscal 2013. On a per square foot basis, inventory cost increased 13% year over year and inventory units increased by a mid-teen percentage year over year.

Fiscal 2015 Business Outlook

The Company’s fiscal 2015 outlook is based on current economic environment trends, as well as management expectations for the remainder of the year.

First Quarter

The Company anticipates Adjusted EBITDA for the first quarter of fiscal 2015 to be in the range of $12 million to $15 million. This expectation reflects flat to slightly negative comparable sales, as well as the impact of the port slowdown, which is estimated to negatively impact Adjusted EBITDA by approximately $6 million.

Full Year

For the full year, the Company expects Adjusted EBITDA to be in the range of $95 million to $105 million, which includes a negative impact to Adjusted EBITDA of approximately $9 million to $12 million resulting from the port slowdown in the first half of the year. Based on this guidance, the Company expects to have sufficient liquidity during fiscal 2015 to service its debt and invest in the business to drive long-term growth.

Stores

During fiscal 2015, the Company plans to open approximately 12 stores and expects to close approximately 30 to 40 stores.

Capital Expenditures

During fiscal 2015, the Company anticipates spending approximately $25 million to $30 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net loss attributable to The Gymboree Corporation before interest, income taxes, and depreciation and amortization ("EBITDA") adjusted for other items including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items. The Company is likely to exclude these items from Adjusted EBITDA in the future and may also exclude other similar items, the effect of which is uncertain but may be significant in amount. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP (see Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation).

The live broadcast of the discussion of fourth quarter and fiscal 2014 financial results and fiscal 2015 business outlook will be available to interested parties at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, April 23, 2015. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page; go to "Investor & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, Thursday, May 7, 2015, at 855-859-2056, passcode 91942931.

About The Gymboree Corporation

The Gymboree Corporation's specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of January 31, 2015, the Company operated a total of 1,326 retail stores: 608 Gymboree® stores (554 in the United States, 48 in Canada, 1 in Puerto Rico and 5 in Australia), 169 Gymboree Outlet stores (168 in the United States and 1 in Puerto Rico), 147 Janie and Jack® shops and 402 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 698 franchised and Company-operated Gymboree Play & Music® centers in the United States and 41 other countries.

Forward-Looking Statements

This press release includes forward-looking statements, including statements relating to The Gymboree Corporation's anticipated future financial performance, especially those set forth under the heading "Fiscal 2015 Business Outlook" and the Company's expectation that it has the right initiatives and strategies in place to achieve its goals in 2015. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. The Company presently considers the following risks and uncertainties to be important factors that could cause actual results to differ materially from the Company's expectations: the recent disruptions in the west coast ports and the timing of the ports resuming normal operations, if at all, the ongoing volatility in the commodities markets, uncertainties relating to high levels of consumer debt and general economic conditions, volatility in the financial markets, potential data breaches of the Company’s or the Company’s vendors or suppliers computer networks, the Company's ability to anticipate and timely respond to changes in trends, consumer preferences and customer reactions to new merchandise (particularly given the Company’s need to build up inventory significantly in advance of potential product sales), competitive market conditions, including promotional activities of the Company’s competitors, success in meeting the Company's delivery targets, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company's ability to attract and retain key personnel and other qualified team members, the limited data available in the future upon which to base its expectations for stabilizing sales trends, and other factors, including those discussed under "Risk Factors" in "Item 1A. Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, filed with the Securities and Exchange Commission ("SEC") on May 2, 2014. The Company cautions investors to carefully consider the risks associated with, and not to place considerable reliance on, the forward-looking statements contained in this press release. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net sales:
Retail	$361,711	$340,003	$1,178,476	$1,197,176
Gymboree Play & Music	9,013	6,276	30,908	25,685
Retail Franchise	4,884	4,753	19,356	21,708
Total net sales	375,608	351,032	1,228,740	1,244,569
Cost of goods sold, including buying and occupancy expenses	(237,703)	(226,545)	(760,192)	(768,555)
Gross profit	137,905	124,487	468,548	476,014
Selling, general and administrative expenses	(125,247)	(126,572)	(448,356)	(443,923)
Goodwill and intangible asset impairment	-	(157,189)	(591,396)	(157,189)
Operating income (loss)	12,658	(159,274)	(571,204)	(125,098)
Interest income	88	43	245	186
Interest expense	(20,781)	(20,206)	(82,378)	(81,558)
Loss on extinguishment of debt	-	-	-	(834)
Other (expense) income, net	(73)	(1,254)	(594)	(503)
Loss before income taxes	(8,108)	(180,691)	(653,931)	(207,807)
Income tax (expense) benefit	(1,753)	10,911	73,820	1,456
Net loss	(9,861)	(169,780)	(580,111)	(206,351)
Net loss attributable to noncontrolling interest	2,415	2,624	6,006	3,324
Net loss attributable to The Gymboree Corporation	$(7,446)	$(167,156)	$(574,105)	$(203,027)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31,	February 1,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$18,520	$39,429
Accounts receivable	25,248	21,882
Merchandise inventories	198,337	175,495
Prepaid income taxes	2,599	1,979
Prepaid expenses	6,821	18,801
Deferred income taxes	6,824	13,454
Total current assets	258,349	271,040

Property and equipment, net	182,431	206,308
Goodwill	373,834	758,777
Other intangible assets, net	343,552	559,824
Deferred financing costs	25,622	32,455
Other assets	4,155	11,700

Total assets	$1,187,943	$1,840,104

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$87,032	$101,959
Accrued liabilities	94,805	100,303
Line of credit borrowings	33,000	-
Current obligation under capital lease	552	503
Total current liabilities	215,389	202,765

Long-term liabilities:
Long-term debt	1,114,048	1,113,742
Long-term obligation under capital lease	2,850	3,402
Lease incentives and other liabilities	53,677	50,432
Unrecognized tax benefits	5,048	6,157
Deferred income taxes	129,196	214,464
Total liabilities	1,520,208	1,590,962

Stockholders' (deficit) equity	(332,265)	249,142

Total liabilities and stockholders' (deficit) equity	$1,187,943	$1,840,104

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	52 Weeks Ended
	January 31, 2015	February 1, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(580,111)	$(206,351)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on extinguishment of debt	-	834
Goodwill and intangible asset impairment	591,396	157,189
Depreciation and amortization	44,422	46,416
Amortization of deferred financing costs and accretion of original issue discount	7,138	6,798
Interest rate cap contracts - adjustment to market	2,062	1,135
Loss on disposal/impairment of assets	9,010	12,381
Deferred income taxes	(78,466)	(2,853)
Share-based compensation expense	4,624	5,809
Other	34	53
Change in assets and liabilities:
Accounts receivable	(3,928)	5,567
Merchandise inventories	(23,472)	22,675
Prepaid income taxes	(682)	1,056
Prepaid expenses and other assets	18,466	(4,378)
Accounts payable	(14,902)	11,887
Accrued liabilities	(2,065)	6,868
Lease incentives and other liabilities	4,716	9,785
Net cash (used in) provided by operating activities	(21,758)	74,871

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(31,992)	(52,632)
Other	50	(494)
Net cash used in investing activities	(31,942)	(53,126)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL facility	447,000	123,000
Payments on ABL facility	(414,000)	(123,000)
Repurchase of notes	-	(24,760)
Payments on capital lease	(503)	(196)
Dividend payment to Parent	(153)	(7,564)
Capital contribution received by noncontrolling interest	992	15,886
Net cash provided by (used in) financing activities	33,336	(16,634)
Effect of exchange rate fluctuations on cash and cash equivalents	(545)	990
Net (decrease) increase in cash and cash equivalents	(20,909)	6,101
CASH AND CASH EQUIVALENTS:
Beginning of period	39,429	33,328
End of period	$18,520	$39,429

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest expense, interest income, income tax expense/benefit, and depreciation and amortization ("EBITDA") adjusted for other items, including non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA:

	13 Weeks Ended		52 Weeks Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

Net loss attributable to The Gymboree Corporation	$(7,446)	$(167,156)	$(574,105)	$(203,027)
Reconciling items (a):
Interest expense	20,781	20,206	82,378	81,558
Interest income	(10)	(18)	(90)	(132)
Income tax expense (benefit)	979	(10,340)	(75,654)	(1,138)
Depreciation and amortization (b)	10,476	11,021	42,757	45,177
Non-cash share-based compensation expense	1,235	1,392	4,624	5,809
Loss on disposal/impairment on assets	2,416	6,686	8,457	12,269
Loss on extinguishment of debt	-	-	-	834
Goodwill and intangible asset impairment	-	157,189	591,396	157,189
Acquisition-related adjustments (c)	3,327	3,708	12,005	15,590
Other (d)	513	2,305	1,882	5,543
Adjusted EBITDA	$32,271	$24,993	$93,650	$119,672

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following:
Amortization of intangible assets (impacts SG&A)	$383	$384	$1,534	$3,409
Amortization of below and above market leases (impacts COGS)	(234)	(336)	(958)	(1,446)
	$149	$48	$576	$1,963

(c) Includes the following:
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$2,052	$2,202	$8,241	$8,877
Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,275	1,308	3,764	4,377
Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	-	198	-	2,336
	$3,327	$3,708	$12,005	$15,590

(d) Other is comprised of restructuring charges, certain non-recurring charges and executive-related hiring expenses.

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended		52 Weeks Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

Gross profit as reported	$137,905	$124,487	$468,548	$476,014
Acquisition-related adjustments	1,818	2,064	7,283	9,767
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$139,723	$126,551	$475,831	$485,781

	13 Weeks Ended		52 Weeks Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014

SG&A as reported	$(125,247)	$(126,572)	$(448,356)	$(443,923)
Acquisition-related adjustments	1,658	1,692	5,298	7,786
Other adjustments	513	2,305	1,882	5,543
	2,171	3,997	7,180	13,329
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(123,076)	$(122,575)	$(441,176)	$(430,594)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the 13 Weeks Ended January 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$368,882	$8,649	$(1,923)	$375,608
Cost of goods sold, including buying and occupancy expenses	(235,330)	(2,769)	396	(237,703)
Gross profit	133,552	5,880	(1,527)	137,905
Selling, general and administrative expenses	(119,199)	(7,546)	1,498	(125,247)
Operating income (loss)	14,353	(1,666)	(29)	12,658
Other non operating (expense) income	(20,791)	25	-	(20,766)
Loss before income taxes	(6,438)	(1,641)	(29)	(8,108)
Income tax expense	(979)	(774)	-	(1,753)
Net loss	(7,417)	(2,415)	(29)	(9,861)
Net loss attributable to noncontrolling interest	-	2,415	-	2,415
Net loss attributable to The Gymboree Corporation	$(7,417)	$-	$(29)	$(7,446)

	For the 13 Weeks Ended February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Net sales	$346,552	$5,658	$(1,178)	$351,032
Cost of goods sold, including buying and occupancy expenses	(224,004)	(2,649)	108	(226,545)
Gross profit	122,548	3,009	(1,070)	124,487
Selling, general and administrative expenses	(279,291)	(5,579)	1,109	(283,761)
Operating loss	(156,743)	(2,570)	39	(159,274)
Other non operating (expense) income	(20,791)	(624)	(2)	(21,417)
Loss before income taxes	(177,534)	(3,194)	37	(180,691)
Income tax benefit	10,340	570	1	10,911
Net loss	(167,194)	(2,624)	38	(169,780)
Net loss attributable to noncontrolling interest	-	2,624	-	2,624
Net loss attributable to The Gymboree Corporation	$(167,194)	$-	$38	$(167,156)

	For the 52 Weeks Ended January 31, 2015
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$1,209,676	$26,354	$(7,290)	$1,228,740
Cost of goods sold, including buying and occupancy expenses	(753,756)	(7,643)	1,207	(760,192)
Gross profit	455,920	18,711	(6,083)	468,548
Selling, general and administrative expenses	(1,022,894)	(22,902)	6,044	(1,039,752)
Operating loss	(566,974)	(4,191)	(39)	(571,204)
Other non operating (expense) income	(82,746)	19	-	(82,727)
Loss before income taxes	(649,720)	(4,172)	(39)	(653,931)
Income tax benefit (expense)	75,654	(1,834)	-	73,820
Net loss	(574,066)	(6,006)	(39)	(580,111)
Net loss attributable to noncontrolling interest	-	6,006	-	6,006
Net loss attributable to The Gymboree Corporation	$(574,066)	$-	$(39)	$(574,105)

	For the 52 weeks Ended February 1, 2014
	Balance Before
	Consolidation
	of VIEs	VIEs*	Eliminations	As Reported
Net sales	$1,228,816	$20,685	$(4,932)	$1,244,569
Cost of goods sold, including buying and occupancy expenses	(762,595)	(6,517)	557	(768,555)
Gross profit	466,221	14,168	(4,375)	476,014
Selling, general and administrative expenses	(587,524)	(18,056)	4,468	(601,112)
Operating loss	(121,303)	(3,888)	93	(125,098)
Other non operating (expense) income, net	(82,954)	247	(2)	(82,709)
Loss before income taxes	(204,257)	(3,641)	91	(207,807)
Income tax benefit	1,138	317	1	1,456
Net loss	(203,119)	(3,324)	92	(206,351)
Net loss attributable to noncontrolling interest	-	3,324	-	3,324
Net loss attributable to The Gymboree Corporation	$(203,119)	$-	$92	$(203,027)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2015
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$243,682	$16,222	$(1,555)	$258,349
Non-current assets	924,367	5,227	-	929,594
Total assets	$1,168,049	$21,449	$(1,555)	$1,187,943

Current liabilities	$205,674	$11,088	$(1,373)	$215,389
Non-current liabilities	1,304,384	435	-	1,304,819
Total liabilities	$1,510,058	$11,523	$(1,373)	$1,520,208

Total stockholders' deficit	(342,009)	-	(182)	(342,191)
Noncontrolling interest	-	9,926	-	9,926
Total liabilities and stockholders' deficit	$1,168,049	$21,449	$(1,555)	$1,187,943

	February 1, 2014
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
Current assets	$253,764	$18,764	$(1,488)	$271,040
Non-current assets	1,564,620	4,444	-	1,569,064
Total assets	$1,818,384	$23,208	$(1,488)	$1,840,104

Current liabilities	$196,631	$7,490	$(1,356)	$202,765
Non-current liabilities	1,387,828	370	(1)	1,388,197
Total liabilities	$1,584,459	$7,860	$(1,357)	$1,590,962

Total stockholders' equity	233,925	-	(131)	233,794
Noncontrolling interest	-	15,348	-	15,348
Total liabilities and stockholders' equity	$1,818,384	$23,208	$(1,488)	$1,840,104

*  The Variable Interest Entities ("VIEs") include the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.  While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.